UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) – August 30, 2025

Plains GP Holdings, L.P.

(Exact name of registrant as specified in its charter)

DELAWARE	1-36132	90-1005472
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 Clay Street, Suite 1600, Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

713-646-4100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units	PAGP	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On August 30, 2025, a wholly-owned subsidiary (the “Buyer”) of Plains All American Pipeline, L.P. (“PAA”), a wholly-owned subsidiary of Plains GP Holdings, L.P. (“PAGP” or the “Registrant”), entered into a definitive Purchase and Sale Agreement (the “PSA”) with subsidiaries of Diamondback Energy, Inc. and Kinetik Holdings Inc. (collectively, the “Sellers”), pursuant to which Buyer will purchase from Sellers an aggregate 55% non-operated interest in EPIC Crude Holdings, LP (“EPIC Crude Holdings”), the entity that owns and operates the EPIC Crude Oil Pipeline (the “Pipeline”). The base purchase price of approximately $1.57 billion is subject to adjustments and includes approximately $600 million of debt. Buyer has also agreed to a potential earnout payment of approximately $193 million should an expansion of the Pipeline to a capacity of at least 900,000 barrels per day be formally sanctioned before the end of 2027. PAA will guaranty certain of the Buyer’s obligations under the PSA.

The EPIC Pipeline provides long-haul crude oil takeaway from the Permian and Eagle Ford basins to the Gulf Coast market at Corpus Christi. EPIC Crude Holdings’ assets include approximately 800 miles of long-haul pipelines (including the EPIC Pipeline), operating capacity of over 600,000 barrels per day with low-cost expansion capabilities, approximately 7 million barrels of operational storage, and over 200,000 barrels per day of export capacity. The remaining 45% interest in EPIC Crude Holdings is owned by a portfolio company of Ares Management Corporation, which also serves as operator.

The transaction is expected to close in the first quarter of 2026, subject to satisfaction or waiver of customary closing conditions, including applicable regulatory approvals. The PSA contains customary representations, warranties, covenants and termination provisions, as well as mutual indemnification provisions for breaches of certain of the representations, warranties and covenants in the PSA, subject to certain limitations.

The foregoing description of the PSA does not purport to be complete and is qualified in its entirety by reference to the full text of the PSA, which the Registrant intends to file as an exhibit to its Quarterly Report on Form 10-Q for the quarter ended September 30, 2025.

Item 7.01	Regulation FD Disclosure.

In accordance with General Instruction B.2 of Form 8-K, the information presented herein under Item 7.01 shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act.

On September 2, 2025, PAA and PAGP issued a press release announcing the execution of the Purchase and Sale Agreement described in Item 1.01 above. A copy of the press release is furnished as Exhibit 99.1 hereto.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press Release Dated September 2, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 2, 2025	PLAINS GP HOLDINGS, L.P.

	By:	PAA GP LLC, its general partner

	By:	PAA GP Holdings LLC, its general partner

	By:	/s/ Richard McGee
		Name:	Richard McGee
		Title:	Executive Vice President, General Counsel & Secretary

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